UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2015

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3637 Ridgewood Road Fairlawn, Ohio	44333
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-3751

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Historically, A. Schulman, Inc. (the “Company”) disclosed the following three reportable segments: Europe, Middle East and Africa; the Americas; and Asia Pacific. Beginning with the second quarter of fiscal 2015, the Company now discloses the following four reportable segments: Europe, Middle East and Africa; United States and Canada; Latin America; and Asia Pacific. This change corresponds with the January 1, 2015 appointment of the Company’s new President and CEO who assumed the role of Chief Operating Decision Maker (“CODM”) at that time, and how the CODM makes decisions, assesses performance and allocates resources. There has been no change in the Company’s total consolidated financial condition or results of operations previously reported as a result of the change in segment structure.

Unaudited segment information, which has been revised from amounts previously reported to reflect the Company’s new segment reporting structure for all four quarters of fiscal 2014 and the corresponding periods of fiscal 2013, is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Revised Historical Segment Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

April 27, 2015	By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Revised Historical Segment Financial Information

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